Exhibit 10.8

AMENDMENT NO. 3
TO
2004 EMPLOYEE STOCK PURCHASE PLAN
OF NUVASIVE, INC.

Effective May 1, 2012

WHEREAS, the Company has previously adopted the 2004 Employee Stock Purchase Plan, as amended (the “2004 ESPP”); and
WHEREAS, this amendment to the 2004 ESPP (this “Amendment”) on January 21, 2012 was adopted in accordance with Section 26 of the 2004 ESPP;
NOW THEREFORE, the 2004 ESPP is amended as follows:

1.Effective as of May 1, 2012, Section 10(a) of the 2004 ESPP is amended in its entirety to read as follows:

(a)
The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period, provided, however, that for the First Offering Period, the purchase price of the shares shall be paid by the eligible employee in cash on each Purchase date within the First Offering Period unless the eligible employee elects to purchase such shares through payroll deductions, after the filing of an effective Form S-8 registration statement pursuant to the second sentence of Section 7 above, within thirty (30) days following the First Offering Period. The deductions are made as a percentage of the participant’s compensation n one percent (1%) increments, not less one percent (1%), nor greater than fifteen percent (15), or such lower limit set by the Committee. Compensation shall mean base pay, including holiday, vacation, sick, jury duty, bereavement and leave of absence pay, overtime, commissions, bonuses (as defined by the Company’s bonus plan(s)), guarantee pay, supplemental pay and car allowances, provided, however that compensation shall not include any long term disability or workmens compensation payments, relocation payments or expense reimbursement and further provided, however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if they participant did not make such election. Payroll deductions shall commence on the first payday after the beginning of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided by this Plan.

2.Except as amended by this Amendment, the 2004 ESPP shall remain unchanged and in full force and effect.

3.Except as otherwise provided in this Amendment, terms used herein shall have the meanings ascribed to such terms in the 2004 ESPP.